UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010 (January 5, 2010)

WESCORP ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30095	33-0921967
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Suite 770, 435 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 3A8
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 206-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement

On January 5, 2010, Flowstar Technologies Inc. (“Flowstar”), a wholly-owned subsidiary of Wescorp Energy Inc. (the “Company”) sold certain assets to Sigit Products Ltd. (“Sigit”), a Canadian corporation, pursuant to an asset purchase agreement (the “Agreement”). The assets were purchased for $30,000. The assets sold consist of equipment, computer hardware and software, collateral agreements, good will, intellectual property and specified inventory. Flowstar will retain its accounts receivable, accounts payable and all but $30,000 of its product inventory on hand. In addition, Sigit has an option of acquiring additional assets and inventory from Flowstar, as well as a right of first refusal with respect to the purchase of any additional inventory not included in the Agreement. Sigit will also share office space with Flowstar for a period of three months at a cost of approximately $6,500 per month.

Item 2.01        Completion of Acquisition or Disposition of Assets

To the extent applicable, the description under Item 1.01 is hereby incorporated by reference.

Item 7.01        Regulation FD Disclosure

On January 11, 2010, the Company issued a press release entitled “Wescorp Energy Sells Flowstar Technologies; Will Focus on Its Water And Solids Remediation Business”. The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

Item 9.01        Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Press Release dated January 11, 2010

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

January 11, 2010	By: /s/Douglas Biles
Douglas Biles
Chief Executive Officer

Exhibit Index

Exhibit No.	Document
99.1	Press Release dated January 11, 2010